UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254
Sacramento, California 95816
(Address of principal executive offices) (Zip Code)

(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DEVSF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Subject Company: DevvStream Corp.
Commission File No. 001-40977

This Current Report on Form 8-K relates to the proposed business combination (the “Business Combination”) among XCF Global, Inc. (“XCF Global”), DevvStream Corp. (“DevvStream”) and Southern Energy Renewables Inc. (“Southern Energy”) pursuant to that certain Business Combination Agreement, dated as of April 13, 2026, as amended (the “BCA”). This Current Report on Form 8-K may be deemed to be solicitation material in respect of the Business Combination. XCF Global has filed with the SEC a registration statement on Form S-4 (Registration No. 333-296774) containing a joint proxy statement/prospectus in connection with the Business Combination and DevvStream has filed a proxy statement in connection with the Business Combination.

IMPORTANT NOTICE: BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF XCF GLOBAL AND DEVVSTREAM ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents through the SEC website at www.sec.gov through the SEDAR+ website at www.sedarplus.com or from DevvStream at www.devvstream.com/investors/.

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2026, XCF Global, Inc., a Delaware corporation (“XCF Global”), DevvStream Corp., an Alberta corporation (“DevvStream” or the “Company”), Southern Energy Renewables Inc., a Louisiana corporation (“Southern Energy”), Southern Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of XCF Global (“Southern Merger Sub”), DevvStream Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of XCF Global (“DevvStream Merger Sub”), EEME Energy SPV I LLC, a Delaware limited liability company (“EEME”), and GL PART SPV I, LLC, a Delaware limited liability company (“GL”), entered into Amendment No. 1 (the “Amendment”) to the Business Combination Agreement, dated as of April 13, 2026 (the “BCA”), by and among the XCF Global, DevvStream, Southern Energy, Southern Merger Sub and DevvStream Merger Sub.

The Amendment provides for the following material modifications to the BCA:

Amendments to Merger Consideration

The Amendment amends the definitions of “Southern Consideration Shares” and “DevvStream Consideration Shares” to adjust the pro forma ownership percentages of the parties following the consummation of the mergers contemplated by the BCA (the “Mergers”). As amended:

•
The Southern Consideration Shares are defined as a number of fully-paid and non-assessable XCF Global Common Shares equal to approximately 28.75% of the aggregate number of XCF Global Common Shares issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”), such that the former holders of Southern Energy shares will hold approximately 20% of the XCF Global Common Shares immediately following the Effective Time (reduced from approximately 23.3% as originally contemplated by the BCA).

•
The DevvStream Consideration Shares are defined as a number of fully-paid and non-assessable XCF Global Common Shares equal to approximately 14.99% of the aggregate number of XCF Global Common Shares issued and outstanding immediately prior to the Effective Time, such that the former holders of DevvStream shares will hold approximately 10.43% of the XCF Global Common Shares immediately following the Effective Time (increased from approximately 10.0% as originally contemplated by the BCA).

•
XCF Global’s existing stockholders immediately prior to the Effective Time will hold approximately 69.57% of the XCF Global Common Shares issued and outstanding immediately following the Effective Time (increased from approximately 66.7% as originally contemplated by the BCA).

Amendments to Closing Conditions

The Amendment deletes or modifies the following closing conditions under the BCA:

•
Minimum Southern Capitalization Condition. The requirement that the aggregate amount of Southern Energy’s unrestricted cash and cash equivalents plus all “Plant Conversion Funding” funded to XCF Global prior to the Effective Time equal at least $10,000,000 was deleted.

•
Southern Investment Bank Condition. The requirements that Southern Energy have completed an engagement with an investment bank to sell a bond offering and be in an acceptable process of procuring the bond with respect to the issuance of bonds by Southern Energy was deleted.

•
XCF Global Revenue Run-Rate Condition. The requirement that the gross revenue of XCF Global for its blended fuel product exceed $1,000,000,000 on an annualized, go-forward basis no later than June 30, 2026, and that annualized EBITDA equal at least $100,000,000, was deleted.

•
Nasdaq Sweden Condition. The requirement that the XCF Global common shares to be issued have been approved for listing on Nasdaq Sweden (and/or any other European or Asian securities exchange) was deleted.

•	HSR Act Requirements. The requirement that XCF Global obtain clearance under the HSR Act and that such Required Regulatory Approval shall have been made was deleted.

GL Investment Condition

The effectiveness of the Amendment is conditioned on the concurrent closing of a $1,000,000 investment by GL in XCF Global through XCF Global’s warrant program (the “GL Investment”), under which as previously announced by XCF Global, GL may purchase warrants to acquire common stock of XCF Global at an exercise price of $2.50 per share, which XCF Global believes demonstrates GL’s belief in XCF Global’s potential future growth in shareholder value.

EEME and GL Post-Closing Funding Commitment

From and after the Closing, (x) within three (3) months following the closing of the business combination, each of EEME and GL shall fund, or cause to be funded, to XCF Global cash proceeds in an aggregate amount of not less than $4,373,000 plus the Shortfall Amount (as defined below), and (y) within twelve (12) months following the closing of the business combination, each of EEME and GL shall use commercially reasonable efforts to fund, or cause to be funded, to XCF Global cash proceeds in an additional aggregate amount of not less than $50,000,000, in the case of each of clauses (x) and (y) whether funded by EEME, GL or a combination thereof and whether through XCF Global’s warrant program or through any other financing arrangement mutually agreed between EEME or GL, as applicable, and XCF Global ((x) and (y) together, the “Funding Commitment”). The “Shortfall Amount” shall mean the amount by which $ 4,627,000 exceeds the sum of (x) any amounts set forth on Schedule 5.3 to the Amendment that XCF Global reasonably determines were not invested into Southern Energy prior to the date of the Amendment and (y) any amounts set forth on such Schedule 5.3 that were so invested into Southern Energy but that XCF Global reasonably determines were not utilized by Southern Energy appropriately. In addition, EEME and GL have agreed to the additional post-Closing commitment described in a schedule to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Postponement of Special Meeting

As previously announced, on September 9, 2026, the Company announced that the DevvStream Corp. Special Meeting of Shareholders (the “Special Meeting”), which was previously scheduled to be held on September 10, 2026, has been postponed to September 17, 2026, at 10:00 a.m. Eastern Time. The Special Meeting will continue to be held as a virtual meeting. Registration information will be available at https://www.cstproxy.com/devvstream/2026.

The record date for the Special Meeting remains July 29, 2026. Shareholders of DevvStream who held DevvStream common shares as of the record date remain entitled to vote at the Special Meeting. Shareholders who have already submitted their proxy cards or voted by telephone or internet do not need to take any further action unless they wish to revoke or change their votes.

The postponement of the meeting was made to allow additional time for stockholders and shareholders to review the Amendment and the supplemental proxy materials described herein.

Updated proxy materials, including a copy of the Amendment and supplemental disclosure, will be filed with the SEC and will be available at www.sec.gov, as well as with applicable Canadian securities regulatory authorities and will be available on the Company’s SEDAR+ profile at www.sedarplus.com. DevvStream shareholders may also access materials at https://www.cstproxy.com/devvstream/2026.

After considering the relevant facts surrounding the Amendment, including but not limited to the increase in consideration to be received by DevvStream shareholders and the removal of certain conditions precedent to closing of the Business Combination, and upon receiving advice from its external advisors, the board of directors of the Company (the “Board”) determined that the Amendment is in the best interest of the Company and approved the Amendment.

The Special Committee of the Board unanimously recommends that DevvStream shareholders vote “FOR” each of the DevvStream Merger Proposal, the DevvStream Domestication Proposal and, if necessary, the DevvStream Adjournment Proposal

If you have questions concerning the Business Combination or need assistance voting your shares, please contact DevvStream’s proxy solicitor:

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders and All Others Call Toll Free: (800) 662-5200
Banks and Brokers Call: (203) 658-9400
Email: DEVS@investor.sodali.com

Additional Information and Where to Find It

In connection with the proposed business combination transaction among XCF Global, DevvStream, and Southern Energy, XCF Global has filed with the SEC a registration statement on Form S-4 (Registration No. 333-296774) containing a joint proxy statement/prospectus. A definitive joint proxy statement/prospectus, dated July 31, 2026, has been mailed to stockholders of XCF Global and shareholders of DevvStream as of the record date of July 29, 2026. XCF Global, DevvStream and Southern Energy may also file other documents with the SEC regarding the proposed transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF XCF GLOBAL AND DEVVSTREAM ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS, THIS CURRENT REPORT ON FORM 8-K AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders can obtain free copies of the joint proxy statement/prospectus and other filed documents, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by XCF Global will be available free of charge at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting XCF Global’s Investor Relations Department at safx@xcf.global. Copies of the documents filed with the SEC by DevvStream will be available free of charge at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com.

Participants in the Solicitation

XCF Global, DevvStream, Southern Energy, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from XCF Global's stockholders and DevvStream's shareholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF Global is contained in XCF Global's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream's proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including statements regarding the proposed Business Combination, the anticipated structure, timing and conditions of the Business Combination, the anticipated completion of the plant conversion, the achievement of specified financial and operational milestones, the anticipated issuance of state-supported bonds by Southern Energy, the valuation the parties are aiming to achieve following the consummation of the Business Combination, and the expected benefits of the Business Combination. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the Business Combination; the ability of the parties to complete the Business Combination considering the various closing conditions; the expected or targeted benefits of the Business Combination; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF Global is unable to achieve the specified annualized revenue and EBITDA thresholds, which depend in significant part on XCF Global’s business performance, operating results, market demand, execution capabilities and other factors; (4) the risk that Southern Energy does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms or not issued at all; (5) the risk that XCF Global is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with the $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the inability to satisfy or waive the closing conditions contemplated by the BCA; (7) the occurrence of events, changes or other circumstances that could give rise to the termination of the BCA, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the BCA; (8) the outcome of any legal proceedings that may be instituted against XCF Global, DevvStream, Southern Energy, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (9) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (10) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership or the allocation of economic interests contemplated by the BCA; (11) changes to the structure, timing or terms of the Business Combination that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (12) the risk that required regulatory, governmental, stock exchange or shareholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of the Business Combination; (13) the risk that the announcement of the BCA or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF Global, DevvStream or Southern Energy; (14) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions or the inability to grow and manage operations profitably; (15) costs, expenses and management distraction associated with the BCA, negotiations, potential litigation and any contemplated transactions; (16) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (17) other economic, business, competitive, operational or financial factors beyond management’s control, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in XCF Global’s and DevvStream’s filings with the SEC, including their most recent Quarterly Reports on Form 10-Q and subsequent filings. There may be additional risks that XCF Global, DevvStream, Southern Energy and EEME do not presently know or that they currently believe are not material that could also cause actual results to differ materially from those contained in the forward-looking statements.

Although the business combination agreement is binding on the parties, it does not obligate the parties to consummate the proposed transaction. The consummation of the proposed transaction remains subject to the satisfaction or waiver of applicable closing conditions, and the business combination agreement may be terminated in accordance with its terms. There can be no assurance that the proposed transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. Neither the Company, XCF Global, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this Current Report on Form 8-K nor the continued availability of this Current Report on Form 8-K in archive form on XCF Global’s website at www.xcf.global/investor-relations or the Company’s website at www.devvstream.com/investors/ should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1
Amendment No. 1 to the Business Combination Agreement, dated as of September 14, 2026, by and among XCF Global, Inc., DevvStream Corp., Southern Energy Renewables Inc., Southern Merger Sub Inc., DevvStream Merger Sub Inc., EEME Energy SPV I LLC and GL PART SPV I, LLC, a Delaware limited liability company

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2026

DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

Exhibit 2.1

AMENDMENT NO. 1 TO
BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of September 14, 2026, by and among:

A.           XCF Global, Inc., a Delaware corporation (the “Company”);

B.           DevvStream Corp., an Alberta corporation (“DevvStream”);

C.           Southern Energy Renewables Inc., a Louisiana corporation (“Southern”);

D.          Southern Merger Sub Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of the Company (“Southern Merger Sub”);

E.      DevvStream Merger Sub Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of the Company (“DevvStream Merger Sub”);

F.           EEME Energy SPV I LLC, a Delaware limited liability company (“EEME”), solely for purposes of Section 4.2, Section 5.3 and Article VI of this Amendment; and

G.         GL PART SPV I, LLC, a Delaware limited liability company (“GL”), solely for purposes of Section 4.2, Section 5.1, Section 5.2, Section 5.3 and Article VI of this Amendment.

The Company, DevvStream, Southern, Southern Merger Sub and DevvStream Merger Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Each of EEME and GL is a signatory to this Amendment solely for the limited purposes set forth herein with respect to it, and shall have no rights or obligations under this Amendment, the Agreement or any Ancillary Document other than as expressly set forth in the Sections applicable to it; provided, that (a) solely for purposes of Section 4.2, Section 5.3 and Article VI, references herein to a “Party” or the “Parties” shall be deemed to include EEME, and (b) solely for purposes of Section 4.2, Section 5.1, Section 5.2, Section 5.3 and Article VI, references herein to a “Party” or the “Parties” shall be deemed to include GL. Capitalized terms used and not otherwise defined in this Amendment have the meaning set forth in Article XIII of the Agreement (as defined below).

RECITALS:

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of April 13, 2026 (as may be further amended, supplemented or otherwise modified from time to time in accordance with Section 12.8 thereof, the “Agreement”), pursuant to which, among other things, (i) Southern Merger Sub shall merge with and into Southern, with Southern surviving as a wholly-owned Subsidiary of the Company, and (ii) DevvStream Merger Sub shall merge with and into DevvStream (following the Domestication), with DevvStream surviving as a wholly-owned Subsidiary of the Company;

WHEREAS, the Parties desire to amend the definitions of “Southern Consideration Shares” and “DevvStream Consideration Shares” set forth in Section 13.1 of the Agreement, and the related consideration provisions set forth in Sections 1.2 and 1.3 of the Agreement, to adjust the pro forma ownership percentages of the Parties following the consummation of the Mergers;

WHEREAS, the Parties desire to amend or delete certain closing conditions set forth in Sections 10.1, 10.2 and 10.4 of the Agreement, and the related definitions set forth in Section 13.1 of the Agreement, as more particularly described herein;

WHEREAS, the Parties desire to amend the Agreement to remove the requirement that the Parties obtain clearance under the HSR Act in connection with the Transactions;

WHEREAS, the Parties desire to provide that, as a condition to the effectiveness of this Amendment and the consummation of the Transactions, the Company shall close on a $1,000,000 investment by GL (as defined below) in the Company through the Company’s warrant program;

WHEREAS, the Parties desire to provide that each of EEME and GL shall provide the post-Closing Funding Commitment (as defined below);

WHEREAS, Section 12.8 of the Agreement provides that the Agreement may be amended by mutual written agreement of the Company, DevvStream and Southern, provided that, after receipt of the approval by the Company Shareholders of the Company Resolutions or by the DevvStream Shareholders of the DevvStream Resolutions, if any such amendment shall, in accordance with applicable Law or the requirements of Nasdaq, require further approval of the Company Shareholders or the DevvStream Shareholders, the effectiveness of such amendment shall be subject to such approval;

WHEREAS, each of the Company Board and the DevvStream Board has approved this Amendment and the transactions contemplated hereby; and

WHEREAS, each Party has determined that it is in its best interests to enter into this Amendment on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.

Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement, including in Section 13.1 thereof.

 1.2 Additional Definitions.

As used in this Amendment, the following terms shall have the following meanings:

(a)          “Funding Commitment” means the funding obligations of EEME and GL set forth in Section 5.3 of this Amendment.

(c)          “GL Investment” means the investment by GL of $1,000,000 in the Company through the Company’s warrant program.

(d)       “GL Investment Closing” means the closing of the GL Investment, including the execution and delivery of all agreements evidencing the GL Investment and the receipt by the Company of the GL Investment proceeds.

ARTICLE II
AMENDMENTS TO CONSIDERATION PROVISIONS

2.1 Amendment of Southern Consideration Shares.

The definition of “Southern Consideration Shares” set forth in Section 13.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Southern Consideration Shares” means a number of fully-paid and non-assessable Company Common Shares equal to 28.75% of the aggregate number of Company Common Shares issued and outstanding immediately prior to the Effective Time.

2.2 Amendment of DevvStream Consideration Shares.

The definition of “DevvStream Consideration Shares” set forth in Section 13.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“DevvStream Consideration Shares” means an aggregate number of fully-paid and non-assessable Company Common Shares equal to 14.99% of the aggregate number of Company Common Shares issued and outstanding immediately prior to the Effective Time.

2.3 Confirmation of Company Pro Forma Ownership.

For the avoidance of doubt, following the amendments set forth in Sections 2.1 and 2.2 of this Amendment, the Company Common Shares issued and outstanding immediately following the Effective Time will be held approximately as follows: (a) by the holders of Company Common Shares issued and outstanding immediately prior to the Effective Time, approximately 69.57%; (b) by the former Southern Shareholders, in respect of the Southern Consideration Shares, approximately 20.00%; and (c) by the former DevvStream Shareholders, in respect of the DevvStream Consideration Shares, approximately 10.43%.

ARTICLE III
AMENDMENTS TO CLOSING CONDITIONS

3.1 Deletion of Minimum Southern Capitalization Condition.

Section 10.2(f) and Section 10.4(i) of the Agreement are hereby deleted in their entirety.

3.2 Deletion of Southern Bond Issuance Investment Bank Condition.

Section 10.2(e) (Southern Bond Issuance) and Section 10.4(e) (Southern Bond Issuance) of the Agreement are each hereby amended and restated in their entirety to read as follows:

“Southern Bond Issuance. Southern shall have been approved by the State of Louisiana to issue bonds in an aggregate principal amount of at least Four Hundred Million Dollars ($400,000,000) (the "Bond Offering"), and a press conference with, or press release by, officials from the State of Louisiana relating to such bond issuance shall have occurred or been issued.”

3.3 Deletion of Company Revenue and EBITDA Condition.

Section 10.4(h) (Company Revenue and EBITDA) of the Agreement is hereby deleted in its entirety.

3.4 Deletion of Nasdaq Sweden Condition.

(a)         The definition of “Stock Exchange Approvals” set forth in Section 13.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Stock Exchange Approvals” means the conditional approval of Nasdaq to list the Company Common Shares to be issued as provided herein, subject only to customary listing conditions, including customary post-closing deliveries, and, if required by Nasdaq as a result of the Transactions constituting a change of control, the approval of Nasdaq of the Company’s initial listing application in connection with the Mergers.

(b)        Section 10.1(e) (Stock Exchange Listing) of the Agreement is hereby amended by deleting the words “of Nasdaq and Nasdaq Sweden, as applicable” and substituting therefor the words “of Nasdaq”. For the avoidance of doubt, the requirement that the Stock Exchange Approvals have been made, given or obtained remains in full force and effect.

3.5 Removal of HSR Act Requirements.

(a)         The definition of “Required Regulatory Approvals” set forth in Section 13.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Required Regulatory Approvals” means the Stock Exchange Approval.

(b)         The definition of “HSR Act” set forth in Section 13.1 of the Agreement is hereby deleted in its entirety.

(c)        The Agreement is hereby amended by deleting each reference therein to the expiry, expiration, waiver or termination of any waiting period, including (i) in the definition of “Regulatory Approval” set forth in Section 13.1, the words “, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Authority,”, (ii) in Section 10.1(d) (Regulatory Approvals), the words “(or the termination of any such waiting period has occurred)”, and (iii) in each Non-Contravention representation, the words “, and the waiting periods referred to therein having expired,”.

ARTICLE IV
REMAINING CONDITIONS

4.1 Satisfaction of Remaining Conditions.

Each Party hereby represents and warrants to the other Parties that, as of the date hereof, (a) all closing conditions set forth in Article X (Closing Conditions) of the Agreement (other than (i) those conditions deleted or amended pursuant to Article III of this Amendment, (ii) those conditions that by their nature are to be satisfied at the Closing, it being understood that such conditions shall remain subject to satisfaction or, if permissible, waiver at the Closing, and (iii) the condition set forth in Section 5.1 of this Amendment) have been satisfied or will be satisfied at or prior to the Closing, and (b) such Party is not aware of any fact, circumstance or condition that would reasonably be expected to prevent the satisfaction of any such remaining closing condition at or prior to the Closing.

4.2 Authority.

Each Party, EEME and GL hereby represents and warrants to each other signatory hereto that (a) it has all requisite corporate, limited liability company or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (b) the execution and delivery of this Amendment and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited liability company or other organizational action on its part, and (c) this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity.

ARTICLE V
GL INVESTMENT CONDITION; POST-CLOSING FUNDING COVENANT

5.1 Concurrent Closing Condition.

As a condition to the effectiveness of this Amendment and as a condition to the obligation of each Party to consummate the Transactions, concurrently with the execution and delivery of this Amendment, the Company shall close the GL Investment.

5.2 Evidence of GL Investment Closing.

The Company shall deliver to each other Party, concurrently with the execution and delivery of this Amendment, evidence reasonably satisfactory to such Party that the GL Investment Closing has occurred, including (a) a copy of the executed warrant agreement or subscription agreement between the Company and GL evidencing the GL Investment and (b) evidence of the receipt by the Company of the GL Investment proceeds in the amount of $1,000,000.

5.3 Post-Closing Commitments.

From and after the Closing until the date that is three (3) months following the Closing Date (in the case of clause (x) below) and twelve (12) months following the Closing Date (in the case of clause (y) below) (as applicable, the “Funding Period”), each of EEME and GL shall (x) fund, or cause to be funded, to the Company cash proceeds in an aggregate amount of not less than $4,373,0001 plus the Shortfall Amount (as defined below) and (y) use commercially reasonable efforts to fund, or cause to be funded, to the Company cash proceeds in an additional aggregate amount of not less than $50,000,000, in the case of each of clauses (x) and (y) whether funded by EEME, GL or a combination thereof and whether through the Company’s warrant program or through any other financing arrangement mutually agreed between EEME or GL, as applicable, and the Company ((x) and (y) together, the “Funding Commitment”). For the avoidance of doubt, (a) no amount funded by EEME or GL to the Company at or prior to the Closing, including any amount funded as Plant Conversion Funding pursuant to Section 8.18 of the Agreement or the Term Sheet, shall be credited against or otherwise reduce the Funding Commitment, (b) any amounts funded by EEME and/or GL to the Company following the Closing pursuant to this Section 5.3 shall be aggregated for purposes of determining satisfaction of the Funding Commitment, and (c) the Funding Commitment is a condition to the effectiveness of this Amendment or to the obligation of any Party to consummate the Transactions. Notwithstanding Section 9.1 of the Agreement, the obligations of EEME and GL under this Section 5.3 shall survive the Closing and shall terminate upon the earlier to occur of (i) the funding of the applicable funding amount in the aggregate pursuant to this Section 5.3(x) or (y), as applicable, and (ii) the expiration of the applicable Funding Period (in the case of the Funding Commitment) or as described in Schedule 5.3(b) (in the case of the Additional Commitment (as defined below)).  The “Shortfall Amount” shall mean the amount by which $4,627,000 exceeds the sum of (m) any amounts set forth on Schedule 5.3(a) that the Company reasonably determines were not invested by EEME into Southern prior to the date of this Amendment (including, for the avoidance of doubt, amounts invested prior to the date of the Agreement) and (n) any amounts set forth on Schedule 5.3(a) that were so invested into Southern but that the Company reasonably determines were not utilized by Southern in the manner described in Schedule 5.3(a).  In addition, EEME and GL have agreed to the additional post-Closing commitment (the “Additional Commitment”) described in Schedule 5.3(b).

1 The amount represents $10,000,000 less the $1,000,000 funded on the date of this Amendment less the aggregate $4,627,000 of deployed funding amounts set forth on Schedule 5.3(a).

ARTICLE VI
MISCELLANEOUS

6.1 Effect on Agreement.

Except as expressly amended by this Amendment, all terms, conditions, covenants, representations, warranties and other provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control. From and after the date hereof, all references in the Agreement and the Ancillary Documents to “this Agreement,” “hereof,” “herein,” “hereunder” or words of similar import shall be deemed to refer to the Agreement as amended by this Amendment, unless the context otherwise requires.

6.2 Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means (including by electronic mail in portable document format (.pdf)) shall be effective as delivery of an original executed counterpart of this Amendment.

6.3 Governing Law; Jurisdiction.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. The provisions of Section 12.4 of the Agreement are hereby incorporated by reference, mutatis mutandis.

6.4 Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The provisions of Section 12.5 of the Agreement are hereby incorporated by reference, mutatis mutandis.

6.5 Severability.

In the event that any provision of this Amendment or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties.

6.6 Entire Agreement.

This Amendment, together with the Agreement (as amended hereby) and the Ancillary Documents, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter.

6.7 Binding Effect; Assignment.

This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations under this Amendment without the prior written consent of the other Parties.

6.8 No Recourse.

The provisions of Section 12.9 of the Agreement are hereby incorporated by reference, mutatis mutandis.

6.9 Notices.

The provisions of Section 12.1 of the Agreement are hereby incorporated by reference, mutatis mutandis. All notices to EEME and GL hereunder shall be delivered to Southern pursuant to Section 12.1 of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be signed and delivered as of the date first written above.

XCF GLOBAL, INC.

By:
Name:	Christopher Cooper
Title:	Chief Executive Officer

DEVVSTREAM CORP.

By:
Name:	Sunny Trinh
Title:	Chief Executive Officer

SOUTHERN ENERGY RENEWABLES INC.

By:
Name:	Jay Patel
Title:	Chief Executive Officer

SOUTHERN MERGER SUB INC.

By:
Name:	Christopher Cooper
Title:	Chief Executive Officer

DEVVSTREAM MERGER SUB INC.

By:
Name:	Christopher Cooper
Title:	Chief Executive Officer

EEME ENERGY SPV I LLC
solely for purposes of Section 4.2, Section 5.3 and Article VI

By:
Name:
Title:

GL PART SPV I, LLC
solely for purposes of Section 4.2, Section 5.1, Section 5.2, Section 5.3 and Article VI

By:
Name:
Title: